UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2023

Zedge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37782	26-3199071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1178 Broadway, Ste. 1450 (3rd Floor) New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 577-3424

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	ZDGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.   Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm.

On February 7, 2023, Zedge, Inc. (the “Company”) dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, at the recommendation of the Audit Committee of the Company’s Board of Directors.

Marcum was engaged as the Company’s independent registered public accounting firm on November 28, 2022, following its combination with the Company’s then-current independent registered public accounting firm, Friedman LLP (“Friedman”). The report of Friedman on the Company’s consolidated financial statements for the fiscal year ended July 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Neither Marcum nor Friedman issued a report on the Company’s consolidated financial statements for the fiscal year ended July 31, 2021, as neither of them were engaged until after that audit was completed.

During the fiscal year ended July 31, 2022, and through February 7, 2023, there were no disagreements, as defined in Item 304 of Regulation S-K, with Friedman or Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the firm that was engaged during the relevant period, would have caused such firm to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such period, and there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

We provided Marcum with a copy of the above disclosure and requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the statements made by the Company above. A copy of Marcum’s letter dated February 9, 2023 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm.

On February 7, 2023, the Company appointed UHY LLP (“UHY”) to serve as the Company’s independent registered public accounting firm for the remainder of fiscal 2023. The decision to engage UHY was approved by the Audit Committee of the Company’s Board of Directors and was made after an extensive search and evaluation process.

During the fiscal years ended July 31, 2022 and July 31, 2021, and the subsequent interim period through February 7, 2023, neither the Company nor anyone acting on its behalf has consulted with UHY regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and neither a written report nor oral advice was provided to the Company that UHY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
16.1	Letter from Marcum LLP regarding the change in the Registrant’s certifying accountant, dated February 9, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEDGE, INC.

By:	/s/ Jonathan Reich
Name:	Jonathan Reich
Title:	Chief Executive Officer

Dated: February 9, 2023

EXHIBIT INDEX

Exhibit No.	Document
16.1	Letter from Marcum LLP regarding the change in the Registrant’s certifying accountant, dated February 9, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)